Technical Report
on
the Arkose Mining Venture Project
Campbell and Johnson Counties, Wyoming, U.S.A.

Prepared For: Uranerz Energy Corporation
P.O. Box 50850
1701 East E Street
Casper, WY 82605-0850

Authors:
Douglass Graves, P.E.
TREC, Inc.
341 East “E” Street
Suite 200
Casper, WY 82601

Don Woody, P.G.
Woody Enterprises
9005 Sypes Canyon Road
Bozeman, MT 59715

February 27, 2008

LIST OF FIGURES

Figure 1	Arkose Property: State of Wyoming Location Map
Figure 2	Arkose Property: Claim and Mineral Lease Map
Figure 3	Arkose Property: Drainage Basins Location Map
Figure 4	Arkose Property: Topographic Map
Figure 5	Arkose Mining Venture Project Coal Bed Methane Exploration Hole Location Map
Figure 6	Arkose Property: Geologic Map
Figure 7	Conceptual Model: Area Wide Roll Front Alteration
Figure 8	Conceptual Model: Uranium Roll Front Deposit
Figure 9	Conceptual Potential Mineralized Areas and Cross Section Location
Figure 10	Cross Section of CBM Gamma Logs
Figure 11	Potential Geochemical Front and Mineralized Areas
Figure 12	Potential Resource Estimation Approach - Flow Diagram

LIST OF TABLES

Table 6-1	Arkose Property Mining Claims
Table 6-2	Arkose Property Mineral Leases
Table 17-1	Adjacent Properties in the Pumpkin Buttes Mining District
Table 19-1	Average Uranium Grade Values from Adjacent Properties
Table 19-2	Potential Mineralized Trend Lengths
Table 19-3	Range of Potential Target Mineral Resources

3.      SUMMARY

The following technical report (Technical Report) was co-authored by Douglass Graves, P.E. of TREC, Inc. and Don Woody, P.G. of Woody Enterprises (collectively, the Authors) who were retained by Uranerz Energy Corporation (Uranerz) to prepare an independent technical report in Form 43-101F1 of the Canadian Securities Administrators’ National Instrument 43-101 – Standards of Disclosure for Mineral Projects (NI 43-101) on the properties comprising the Arkose Mining Venture Project located in Campbell and Johnson Counties, Wyoming, U.S.A. The Authors are each independent “qualified persons” as defined by NI 43-101.

On January 15, 2008, Uranerz acquired an undivided eighty-one percent interest in what were then referred to as the “NAMMCO mineral properties” from NAMMCO, a Wyoming partnership, Steven Kirkwood, Robert Kirkwood and Stephen Payne (collectively, NAMMCO Sellers). In connection with the acquisition, Uranerz entered into a joint venture agreement with United Nuclear, LLC, a limited liability company wholly-owned by the NAMMCO Sellers (United Nuclear) pursuant to which Uranerz will be the manager of, and will operate, the NAMMCO properties under a joint venture named the “Arkose Mining Venture”. United Nuclear will hold (and contribute to) a nineteen percent working interest in the Arkose Mining Venture. References in this Technical Report to the Arkose Mining Venture include Uranerz and United Nuclear, as applicable. The geology and potential mineralization for the NAMMCO mineral properties, collectively referred to herein as the “Arkose Property”, are addressed in this Technical Report.

This Technical Report conforms to NI 43-101 Standards of Disclosure for Mineral Projects and includes estimations of potential mineral resources for further targeted exploration pursuant to NI 43-101, Section 2.3, Paragraph (2) which states that, subject to the provisions thereof, an issuer may disclose the potential quantity and grade, expressed as ranges, of a potential mineral deposit that is to be the target of further exploration.

Cautionary Statement:
The potential quantity and grade described in this Technical Report is conceptual in nature. There has been insufficient exploration to define an NI 43-101 categorized “inferred”, “indicated” or “measured” mineral resource on the Arkose Property, and it is uncertain if further exploration will result in the target being delineated as such a categorized mineral resource.

The Arkose Property is located in portions of Campbell and Johnson Counties, Wyoming, U.S.A., and is approximately 60 air miles northeast of Casper, Wyoming. The Arkose Property falls between Latitudes and Longitudes of approximately 106{ 10’ and 105{ 48’ West and 43{ 47’ and 43{ 31’ North, respectively. The Arkose Property covers lands in various sections in the Townships 41 to 44 North and Ranges 74 to 78 West.

The land surface of the Arkose Property consists of private, federal and state lands. There are 4,226 unpatented lode mining claims within the Arkose Property which comprise 69,137 acres; and 65 fee mineral leases and 3 state leases which comprise 13,073 net acres.

The potential target mineral resources within the Arkose Property are believed to be alteration-reduction trends hosted in the Eocene age channel sands that lie at depths of approximately 300 to 1100 feet from the surface. Uranium mineralization within and adjacent to the Arkose Property are found in the Eocene Wasatch Formation (Wasatch). The Wasatch is a fluvial deposit composed of arkosic sandstones that are typically 25% or more feldspar grains and indicates a source rock where chemical weathering was not extreme and the sediments have not been transported far. The coarse grain size and relatively good sorting of this sediment implies water transportation, probably in a braided river system. The Wasatch formation is interlayed with sandstones, claystones, siltstones, carbonaceous shale, and thin coal seams that overlies the Paleocene Fort Union Formation, another fluvial sedimentary unit.

The available data that forms the basis of this estimate of potential target mineral resources for the Arkose Property includes publicly available drill results from approximately 1,250 Coal Bed Methane (CBM) exploration/production wells with data both within and immediately adjacent to the Arkose Property. Also considered were published and unpublished mineral trend projections, mineral resource summaries and historic and current mineral resource reports developed by Uranerz or other operators from adjacent mineral properties, as more specifically discussed and identified in Section 4.4 and Section 23 of this Technical Report.

Cautionary Statement:

Readers are cautioned that while the historical data, reports and projections referenced in this Technical Report are considered relevant and reliable, the necessary work to verify these data, reports and projections has not been done by the Authors.

The Arkose Mining Venture has not yet completed its own exploration of the Arkose Property. Therefore, the Authors have developed a conceptual model of potential target mineral resources primarily by utilizing the CBM exploration/production well data and other historical data on the Arkose Property, in conjunction with data obtained from adjacent properties, to project mineralized trend lines and grades of mineralization. The model is believed to provide a reasonable approach to estimating potential target mineral resources using the available data. These estimates of the potential quantity and grade, expressed as ranges, of potential mineral resources to be the target of further exploration have been developed and are being disclosed in this Technical Report pursuant to NI 43-101, Section 2.3, Paragraph (2).

Based on the conceptual model developed as described above, the potential target of mineralized fronts is approximately 105 miles, in aggregate, and has the potential to contain from approximately 41 million to 79 million pounds of U308 at average grades ranging from 0.059% to 0.114% .

Cautionary Statements:
The potential quantity and grade described in this Technical Report is conceptual in nature. There has been insufficient exploration to define an NI 43-101 categorized “inferred”, “indicated” or “measured” mineral resource on the Arkose Property, and it is uncertain if further exploration will result in the target being delineated as such a categorized mineral resource.

No economic evaluation of the potential target mineral resources on the Arkose Property described herein was completed. Potential target mineral resources do not have demonstrated economic viability.

Cautionary Statement for U.S. Investors concerning estimates of potential target mineral resources:
This Technical Report is a requirement of NI 43-101 and includes estimations of potential mineral resources for further targeted exploration by the issuer disclosed pursuant to the applicable provisions of NI 43-101, as described herein. This Technical Report uses the terms “mineral resource,” “potential mineral resource”, “potential mineral deposit” and “potential target mineral resource”. U.S. Investors are advised that these terms and concepts are set out in and required to be disclosed by NI 43-101 as information material to the issuer; however, these terms and concepts are not recognized by the United States Securities and Exchange Commission (SEC) or included in the SEC’s Securities Act Industry Guide 7 entitled “Description of Property by Issuers Engaged or to be Engaged in Significant Mining Operations” (Guide 7), and these terms and concepts are normally not permitted to be used in reports and registration statements filed with the SEC. U.S. Investors should be aware that the issuer has no “reserves” as defined by Guide 7 and are cautioned not to assume that any part or all of potential target mineral resources will ever be confirmed or converted into Guide 7 compliant “reserves”. “Potential target mineral resources” are strictly uncertain as to their existence, and strictly uncertain as to their economic and legal feasibility. It cannot be assumed that all or any part of a potential target mineral resource will ever be upgraded to a higher category of certainty. Under Canadian rules, estimates of potential target mineral resources may not form the basis of feasibility or pre-feasibility studies. U.S. Investors are cautioned not to assume that all or any part of a potential target mineral resource exists, or is economically or legally mineable. Disclosure of “contained pounds” in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute Guide 7 compliant “reserves” by SEC standards as in-place tonnage and grade without reference to unit measures.

The next stage will be for Arkose Mining Venture to implement its own exploration of the property. Uranerz, as manager of the Arkose Mining Venture, plans to operate up to five drill rigs on the Arkose Property to implement an aggressive 2008 exploration drilling program, with part of the initial drilling program targeted to explore resource and mineralization extensions near or adjacent to at least three Uranerz projects known to have uranium mineralization: Nichols Ranch, Doughstick and Collins Draw. Please refer to the news release issued by Uranerz on January 16, 2008 for further details regarding the acquisition of the Arkose Property and the proposed 2008 exploration drilling program.

In the opinions of Douglass Graves, P.E. and Don Woody, P.G., the Arkose Property is of merit and warrants the proposed 2008 exploration program. In connection therewith, the Authors make the following recommendations and estimations:

  Test by drilling, the potential mineralized trends within the horizons and at the locations indicated by CBM exploration/production well data and historic uranium exploration information. Estimated Cost of $8 million to $10 million.
  Determine equilibrium conditions for each mineralized horizon by collecting and assaying representative core samples and comparing these results statistically to the radiometric data from the cored intervals. Estimated Cost of $90,000 to $150,000.
  Complete metallurgical studies and investigations. Estimated Cost of $175,000 to $250,000.
  Implement hydrologic investigation and studies including pump testing and determination of groundwater levels and quality. Estimated Cost of $275,000 to $475,000.
  Prepare NI 43-101 mineral resource reports.

4.      INTRODUCTION AND TERMS OF REFERENCE

4.1      Report Preparation

The following technical report (Technical Report) was co-authored by Douglass Graves, P.E. of TREC, Inc. and Don Woody, P.G. of Woody Enterprises (collectively, the Authors) who were retained by the issuer, Uranerz Energy Corporation (Uranerz), to prepare an independent technical report in Form 43-101F1 of the Canadian Securities Administrators’ National Instrument 43-101 – Standards of Disclosure for Mineral Projects (NI 43-101) on the properties comprising the Arkose Mining Venture Project located in Campbell and Johnson Counties, Wyoming, U.S.A. (see Figures 1 and 2). The Authors are each independent “qualified persons” as defined by NI 43-101.

On January 15, 2008, Uranerz acquired an undivided eighty-one percent interest in what were then referred to as the “NAMMCO mineral properties” from NAMMCO, a Wyoming partnership, Steven Kirkwood, Robert Kirkwood and Stephen Payne (collectively, NAMMCO Sellers). In connection with the acquisition, Uranerz entered into a joint venture agreement with United Nuclear, LLC, a limited liability company wholly-owned by the NAMMCO Sellers (United Nuclear) pursuant to which Uranerz will be the manager of, and will operate, the NAMMCO properties under a joint venture named the “Arkose Mining Venture”. United Nuclear will hold (and contribute to) a nineteen percent working interest in the Arkose Mining Venture. References in this Technical Report to the Arkose Mining Venture include Uranerz and United Nuclear, as applicable. The geology and potential mineralization for the NAMMCO mineral properties, referred to as the “Arkose Property”, are addressed in this Technical Report.

Uranerz is a “pure play” uranium exploration company based in Casper, Wyoming, U.S.A., incorporated in Nevada and listed on the American Stock Exchange (AMEX) and the Toronto Stock Exchange (TSX) under the symbol “URZ”, and has options (derivatives on the common stock: puts and calls) traded on the Chicago Board Options Exchange and the AMEX. Uranerz is also listed on the Frankfurt Stock Exchange under the symbol “U9E”. Uranerz’s major activities are focused on its properties in the Powder River Basin of Wyoming, U.S.A., an area well known for hosting uranium-mineralized roll fronts that are amenable to in-situ recovery (ISR) mining techniques. Uranerz controls approximately 115,000 acres (approximately 46,500 hectares or 179 square miles) in the Powder River Basin and has submitted ISR mine permit applications for two of its Powder River Basin properties, the Hank and Nichols Ranch projects. Uranerz also holds mining property interests in the Red Desert area of Wyoming, as well as in Texas. Uranerz also holds mining property interests in Mongolia and Saskatchewan, Canada, which are operated by its joint venture partners.

4.2      Purpose of Report

The purpose of this Technical Report is to review the available data on the Arkose Property and adjacent properties, develop an estimate of potential target mineral resources based on a conceptual model developed using the relevant available data, and make recommendations for advancing exploration of the Arkose Property. This Technical Report conforms to NI 43-101 Standards of Disclosure for Mineral Projects and includes estimations of potential mineral resources for further targeted exploration pursuant to NI 43-101, Section 2.3, Paragraph (2) which states that, subject to the provisions thereof, an issuer may disclose the potential quantity and grade, expressed as ranges, of a potential mineral deposit that is to be the target of further exploration.

Cautionary Statements:
The potential quantity and grade described in this Technical Report is conceptual in nature. There has been insufficient exploration to define an NI 43-101 categorized “inferred”, “indicated” or “measured” mineral resource on the Arkose Property, and it is uncertain if further exploration will result in the target being delineated as such a categorized mineral resource.

4.3      Terms of Reference

Units of measurement unless otherwise indicated are feet (ft), miles, acres, pounds avoirdupois (lbs.), and short tons (2,000 lbs.). Uranium is expressed as % U3O8, the standard market unit. Values reported for historical resources and the potential target mineral resources reported here are % eU3O8 (equivalent U3O8 by calibrated geophysical logging unit). ISR refers to in-situ recovery, also termed ISL or in-situ leach. Unless otherwise indicated, all references to dollars ($) refer to the United States currency.

4.4      Sources of Information and Data

The Arkose Mining Venture has not performed exploratory drilling or data collection on the Arkose Property. Therefore, the findings of this Technical Report are based upon published and unpublished data including:

  Gamma logs from Coal Bed Methane (CBM) exploration/production wells (WOGCC) ;

  Mineral trend projections based on CBM exploration/production well interpretation and available historic data collected from the Arkose Property;
  Sand layer isopach maps (Golder Associates, 1979);
  Summaries of published and unpublished mineral resource reports developed by Uranerz and others at adjacent properties (Brown, 2005, 2006, 2006a, 2006b, 2007, and Berglund 2006, 2007); and
  Published mineral resource estimates from properties in the vicinity (mineral rights owned either by Uranerz or other uranium exploration/development companies BRS 2006, 2007).

It is believed that the available data are relevant and reliable for the evaluations presented herein.

4.5      Extent of Author’s Field Involvement

A site visit was carried out by Douglass Graves, P.E. and Don Woody, P.G. on December 18, 2007. The two toured the Arkose Property and its adjacent properties with Kurt Brown, Uranerz, Vice President, Exploration. The site visit was conducted to observe the Arkose Property and on-going uranium exploration activities being conducted by Uranerz at an adjacent property.

5.      Reliance on Other Experts

The information, conclusions, opinions, and estimates contained herein are based on:

  Information available to Douglass Graves and Don Woody at the time of preparation of this Technical Report as provided by Douglas Hirschman (Uranerz), Kurt Brown (Uranerz), and Steve Payne (NAMMCO Sellers);
  Assumptions, conditions, and qualifications as set forth in this Technical Report;
  Unpublished company files supplied by Uranerz and other third party sources pertaining to the Arkose Property and in the possession of Uranerz and/or the NAMMCO Sellers;
  Published CBM exploration/production hole information, Wyoming Oil and Gas Conversation Commission, well files accessed via the Wyoming Oil and Gas Conservation Commission web site;
  Published and unpublished mineral resource reports for mineral properties in the vicinity including those published by Uranerz and other mineral exploration or development companies; and
  Peer review of the approach used to develop the conceptual mineralization model by Mr. John Gableman (Ph.D, P.G.).

In the Author’s opinions, the above-listed available data are relevant and reliable for developing the conceptual mineralization model and estimate of potential target mineral resources provided herein. However, readers are cautioned that while the published and unpublished mineral resource reports for mineral properties in the vicinity are considered relevant and reliable, the necessary work to verify those reports has not been done by the Authors.

For the purpose of this Technical Report, the Authors have relied on ownership of information provided by Uranerz and have not researched property title or mineral rights for the Arkose Property. The Authors express no legal opinion as to the ownership status of the Arkose Property.

6.      PROPERTY DESCRIPTION AND LOCATION

6.1      Location and Size

The Arkose Property is located approximately 60 air miles northeast of Casper, Wyoming with Latitudes and Longitudes that fall between approximately 106{ 10’ and 105{ 48’ West and 43{ 47’ and 43{ 31’ North, respectively. See Figure 1, State of Wyoming: Arkose Property Location Map.

The Arkose Property is located in portions of Campbell and Johnson Counties, Wyoming covering approximately 82,200 net acres or 33,266 hectares of land in various sections in the following townships:

Township 42 North, Range 74 West, 6th PM
Township 43 North, Range 74 West 6th PM
Township 44 North, Range 74 West 6th PM
Township 41 North, Range 75 West 6th PM
Township 42 North, Range 75 West 6th PM
Township 43 North, Range 75 West 6th PM
Township 44 North, Range 75 West 6th PM
Township 41 North, Range 76 West 6th PM
Township 42 North, Range 76 West 6th PM
Township 43 North, Range 76 West 6th PM
Township 42 North, Range 77 West 6th PM
Township 43 North, Range 77 West 6th PM
Township 44 North, Range 77 West 6th PM
Township 42 North, Range 78 West 6th PM
Township 44 North, Range 78 West 6th PM

For reference purposes, a normal township consists of 36 sections with each section being one square mile or 258.99 hectares. A normal township is comprised of six sections from east to west and six sections from north to south covering an overall area of 36 square miles or 9,323.96 hectares.

6.2      Mining Claims and Mineral Leases

The Arkose Property consists of unpatented lode mining claims, fee mineral leases, and state mineral leases and are shown on Figure 2, Arkose Property: Claim and Mineral Lease Location Map. The land surface consists of private, federal and state lands. There are 4,226 unpatented lode mining claims included in the Arkose Property which comprise 69,137.66 gross/net acres as follows:

Table 6-1. Arkose Property Mining Claims

TOWNSHIP	RANGE	NO. CLAIMS	ACREAGE
T41N	R75W	237	3,877.32
T42N	R75W	714	11,681.04
T43N	R75W	541	8,850.76
T44N	R75W	236	3,860.96
T41N	R76W	136	2,224.96
T42N	R76W	848	13,873.28
T43N	R76W	133	2,175.88
T42N	R77W	487	7,967.32
T43N	R77W	619	10,126.84
T44N	R77W	260	4,253.60
T44N	R78W	15	245.40
TOTAL		4,226	69,137.66

All of the unpatented lode mining claims are owned by Uranerz subject to the beneficial interests of the participants in the Arkose Mining Venture. In addition to the unpatented lode mining claims, there are 65 fee mineral leases and 3 state leases included in the Arkose Property which comprise 20,275.26 gross acres and 13,073.74 net acres as follows:

Table 6-2. Arkose Property Mineral Leases

TOWNSHIP	RANGE	GROSS ACREAGE	NET ACREAGE
T42N	R74W	1,114.73	504.15
T44N	R74W	795.55	287.30
T41N	R75W	1,044.98	726.73
T42N	R75W	3,780.30	2,234.27
T44N	R75W	1,857.73	1,215.80
T41N	R76W	400.35	243.84
T42N	R76W	5,315.38	3,458.85
T43N	R76W	1,280.00	960.09
T41N	R77W	39.74	26.54
T42N	R77W	2,966.40	1,869.49
T43N	R77W	1,280.00	1,280.00
T42N	R78W	400.00	266.68
TOTAL		20,275.16	13,073.74

The Arkose Mining Venture’s title to the unpatented lode claims is subject to the rights of pedis possessio against all third party claimants as long as said claims are maintained. The claims do not have an expiration date, however, affidavits must be filed annually with the federal U.S. Bureau of Land Management (BLM) and respective county recorder’s offices in order to maintain the claims’ validity. In addition, most of the above mentioned unpatented lode claims are located on Stock Raising Homestead land where the U.S. government has issued a patent for the surface to an individual and reserved the minerals to the U.S. government subject to the location rights by claimants as set forth in the 1872 Mining Law.

The title of the Arkose Mining Venture to the leased property included in the Arkose Property is a leasehold interest subject to the various terms as set forth in the applicable leases (the “Arkose Leases”). The Arkose Leases are mineral leases only and the Arkose Mining Venture will be required to obtain a surface lease with the surface owner of said lands prior to commencing any activities. The majority of the Arkose Leases (other than the three state leases, which are paid annually) are paid up for either five or ten years. The five-year paid-up leases have an option to extend for a second five-year term, and for so long thereafter as the property under the lease is in production. The Arkose Leases only cover uranium and other fissionable minerals. Commingling of ores from adjacent lands is allowable under the fee mineral leases.

The specific listing of the above-mentioned claims and mineral leases comprising the Arkose Property, can be found in an Exhibit to the Memorandum of Venture Agreement dated January 15, 2008 and recorded in Johnson County, Wyoming in Book 320, Pages 197-376, a copy of which can be obtained from the Uranerz’s office in Casper, Wyoming.

6.3      Legal Surveys

Legal surveys of unpatented claims are not required, and, to the Authors’ knowledge, have not been completed to advance the Arkose Property toward patent. The locations of the fee and State mineral leases are based on the legal descriptions contained in the applicable lease agreements, and, to the Authors’ knowledge, the fee mineral leases have not been verified by legal survey.

6.4      Mineralized Areas and Existing Mine Workings

The Arkose Property encompasses over 82,200 acres, and potential target mineralized zones are expected to occur throughout the property. The potential target mineral resources within the Arkose Property are believed to be alteration-reduction trends hosted in the Eocene age channel sands that lie at depths of approximately 300 to 1,100 feet from the surface. Section 9 provides additional details regarding potential mineralized areas within the Arkose Property. A more detailed description of the approach used to estimate potential target mineralization is provided in Section 11.

There are no pre-existing mineral processing facilities or related tailings ponds or waste deposits on the Arkose Property. To the Authors’ knowledge, there are no current environmental permits for the Arkose Property.

6.5      Royalties and Encumbrances

Of the 4,226 unpatented lode mining claims, 1,218 unpatented lode mining claims have an overriding royalty interest burden of 0.25% . This overriding royalty interest is based on production of uranium on said claims. All of the unpatented lode claims have annual filing requirements ($125 per claim) with the BLM to be paid on or before September 1 of each year.

Royalties under the fee mineral leases are variable and can range from a flat 4% on uranium production to a sliding scale of 2-10% with different intermediate break points with the 10% rate applying to prices of $100 per pound of uranium and greater

6.6      Environmental Liabilities

The Authors are not aware of any environmental assessment’s having been performed to identify potential environmental issues at the Arkose Property. As such, the Authors are not aware of any outstanding environmental issues or liabilities.

6.7      Required Permits Exploration

The proposed work on the Arkose Property is at this stage exploration drilling. In order to conduct exploratory drilling on the Arkose Property, Uranerz, as operator of the Arkose Mining Venture, is required to submit a Drilling Notification to the State of Wyoming Department of Environmental Quality, Land Quality Division (WDEQ/LQD). The initial Drilling Notification has been submitted and will require a performance bond of $10,000 per exploration area. (WDEQ/LQD Noncoal Rules and Regulations, Chapter 8 Noncoal Exploration by Drilling, Section 3 – Bond.). Based on the number of planned exploratory holes and the number of exploratory drilling locations, initial bonding for the Arkose Mining Venture is anticipated at approximately $80,000.

Production

Although not required at this stage, mine development would require a number of permits depending on the type and extent of development, the most significant permits being the Permit to Mine issued by the WDEQ/LQD and the Source Materials License from the U.S. Nuclear Regulatory Commission (NRC) required for mineral processing of natural uranium. The NRC has the responsibility to issue Source Materials Licenses to “receive title to, receive, possess, use, transfer, or deliver any source material after removal from its place of deposit in nature” (Code of Federal Regulations (CFR) 40.1 and 40.3) . “Source nuclear material” is defined as uranium and/or thorium in any form, or ores containing 0.05% or more by weight uranium and/or thorium. The NRC is responsible for the oversight and implementation of the National Environmental Policy Act (NEPA) regulations. Pursuant to 10 CFR 51.20, all licenses for new uranium mills (including in-situ recovery facilities) will be required to submit a license application that will include an environmental report and a technical report. The NRC reviews the license application and makes a determination as to whether it will require a site-specific Environmental Assessment (EA) or Environmental Impact Statement (EIS). It is anticipated that the NRC will complete a Generic Environmental Impact Statement prior to the approval of such production activities. Environmental baseline information (hydrology, vegetation, wildlife, etc.) on the Arkose Property would need to be developed to apply for both a WDEQ/LQD Permit to Mine and a NRC Source Materials License. No production licensing applications by Uranerz on the Arkose Property is expected at this time.

Any injection or pumping operations will require permits from the WDEQ which has authority under the Safe Water Drinking Act that stems from a grant of primacy from the U.S. Environmental Protection Agency for administering underground injection control programs in Wyoming.

7.      ACCESSIBILITY, CLIMATE, LOCAL RESOURCES, INFRASTRUCTURE AND PHYSIOGRAPHY

7.1      Topography, Elevation and Vegetation

The Arkose Property is located within the Wyoming Basin physiographic province in the central portion of the Powder River Basin, within the Pumpkin Butte Mining District. The Pumpkin Buttes are a series of small buttes rising several hundred feet above the surrounding plains. Portions of the Arkose Property are located east, west and south of these buttes. The cap rock on top of the buttes is an erosional remnant of the Tertiary White River Formation that is believed to have overlain the majority of the Powder River Basin. The volcanic tuffs in the White River Formation have been cited as the source of uranium in this basin (Davis, 1969).

The area in which the Arkose Property is located is a low lying plain, and elevations range from approximately 4,390 feet (1,440 meters) in the northwest to approximately 5,450 feet (1,790 meters) in the south east. See Figure 4 for the Arkose Property topographical features.

There are numerous ephemeral drainages within the area. See Figure 3 for the location of the Arkose Property relative to area Drainage Basins. A small portion of the Arkose Property located in the south east falls within the Cheyenne River Drainage Basin. A small area in the eastern portion of the Arkose Property falls within the Belle Fourche River Drainage Basin.

The majority of the Arkose Property is within the Powder River Drainage Basin. Historically and currently the land is used for livestock and wildlife grazing. Vegetation is characteristically sagebrush grassland with some pines on elevated terrain and some deciduous trees within drainages.

7.2      Access

The center of the Arkose Property (centered east-west) is approximately eight miles west of the junction of Wyoming Highways 50 and 387. The eastern edge of the site is only about one mile west of the junction of Wyoming Highways 50 and 387 (see Figure 2). The Arkose Property is accessible via two-wheel drive on existing county and/or private gravel and dirt roads. Accessibility for drilling at this time appears acceptable with the exception of very wet or snowy ground surface conditions. Road development and improvements may be required at a later time in order to support potential future development of well fields and processing facilities.

7.3      Proximity to Population Centers and Transport

The Arkose Property area is located approximately 50 miles southwest of Gillette, Wyoming and 100 miles north of Casper, Wyoming. The project is accessed from State Highway 50 from the east or State Highway 387 from the south, and various internal gravel surface county and private roads. The site location is shown on Figure 1.

7.4      Climate

The Arkose Property climate is semi-arid and receives an annual precipitation of approximately 9.4 inches, the most falling in the form of late autumnal to early spring snows. The summer months are usually hot, dry and clear except for infrequent heavy rains. Cold, wind and snow/blizzards can make winter exploration work in this area difficult but not impossible. The weather may limit the time periods for capital construction but should not have any significant adverse impacts on the operation of an ISR facility.

7.5      Local Resources and Property Infrastructure

The Arkose Mining Venture has surface rights under applicable laws that allow for exploration disturbance, road construction and facility siting. Please refer to Section 6.0 of this Technical Report for further detail. The claimant must first notify the surface owner of its intention to locate unpatented lode claims on the owner’s surface and then try and reach an agreement with the surface owner to pay for damages caused by the claimant’s operations. Provided an agreement can not be reached the claimant may post a bond with the BLM to cover the amount of the damages caused by the claimant’s operations. The issuer is currently negotiating with various surface owners to enter into surface agreements covering the unpatented lode claims discussed in Section 6 of this Technical Report.

Infrastructure at the site of the Arkose Property is dominantly related to local oil, gas, and CBM development. The recommended mineral exploration will further delineate locations of minerals. Mineralized locations will affect future siting of well fields and processing facilities. Generally, the proximity of the Arkose Property to paved roads will be beneficial with respect to transportation of equipment, supplies, personnel and product to and from the Arkose Property. Power transmission lines are located on or near parts of the Arkose Property. Based upon discussions with the local electrical service provider, overhead power is currently committed but additional power for future projects can be made available. Water will come from wells developed at facility locations (potable) and water for ISR operations will come from the operation itself, i.e. the extracted groundwater. Therefore, the basic infrastructure (power, water and transportation) necessary to support an ISR mining operation are located within reasonable proximity of the Arkose Property.

Personnel required for exploration, construction and operation at the Arkose Property are expected to come from Gillette, Wright, Buffalo and Casper, Wyoming.

Typical ISR mining operations also require a disposal well for limited quantities of fluids that cannot be returned to the production aquifers. Commonly oil and gas wells within aquifers that have been or can be condemned for public use, are utilized for such purposes. Oil and gas wells, both abandoned and producing are located in the immediate vicinity of the property.

8.      HISTORY

8.1      Ownership History of the Arkose Property

The Arkose Property covers an extensive area of land and consists of well over 4,000 property interests. Detailed disclosure about the chain of title of the properties comprising the Arkose Property is not known to the Authors or Uranerz representatives and is beyond the scope of this Technical Report. The following is a brief description of what is known about ownership history of the Arkose Property and the properties in the larger exploration area of which the Arkose Property was historically a part.

The NAMMCO Sellers commenced acquiring rights to the properties comprising the Arkose Property in 2005, and continued to do so through 2006 and 2007. On January 15, 2008, Uranerz completed an acquisition of an undivided eighty-one percent interest in the Arkose Property and formed the Arkose Mining Venture with the vendors of these properties, the NAMMCO Sellers. Please refer to Section 4.1 of this Technical Report for further details.

The Arkose Property was originally part of a large exploration area encompassing Townships 33 through 50 North of Ranges 69 through 79 West, on the 6th principle meridian. In 1966, Mountain West Mines Inc. (MWM – now Excalibur Industries) began a successful drilling exploration program in a portion of this area. In 1967, MWM entered into an agreement with Cleveland-Cliffs Iron Company (CCI) for further exploration and option if suitable resources were found. CCI exercised its option in 1976 with plans to begin underground mining operations in the vicinity of North Butte, within approximately 3 to 15 miles of the Arkose Property. Changing economic conditions and the development of ISR mining technology ended much of CCI’s interest in the area.

In addition to CCI, other uranium exploration companies during the last forty years have controlled property either within or near the Arkose Property area. These included Kerr McGee, Conoco, Texaco, American Nuclear, and Tennessee Valley Authority. Areva NC (Cogema Resources Inc. (“Cogema”)) and Power Resources Inc. (a subsidiary of Cameco Corporation) have retained portions of their original land positions in the area. The mining claims and leases originally controlled by most of these companies were let go over the years due to market conditions. These property abandonments continued into 2004.

8.2      Exploration and Development Work Undertaken

The Arkose Mining Venture has not performed any uranium exploration on the Arkose Property. However, exploration for uranium on the Arkose Property has been performed as historic uranium exploration by previous operators. In addition, and not for the purpose of uranium exploration, CBM exploration/production well development has been performed on the Arkose Property thus providing direct and indirect evidence of uranium mineralization via publicly available gamma log data.

It is estimated that over 4,000 historic uranium exploration holes may have been drilled within the Arkose Property. This exploration was conducted by numerous exploration companies from the 1960’s through the 1990’s as outline in Section 8.1 above. Although this historic exploration data are known to exist, obtaining information on all but a handful (less than 50) of specific drill hole data, such as gamma, resistivity, and lithology logs, has not been possible to-date.

The CBM exploration/production wells were drilled by numerous companies, see Figure 5, for development of coal bed methane resources in the area. Figure 5 also shows CBM exploration/production well locations on and in the vicinity of the Arkose Property. A total of approximately 1,250 CBM exploration/production wells have been drilled on or immediately adjacent to the Arkose Property. Most of this drilling was completed from 1,200 to 2,000 feet deep and is on-going. CBM exploration/production wells and their associated gamma logs are all drilled and logged through the uranium mineralization bearing sand horizons.

8.3      Historical Mineral Resource Estimates and Their Reliability

The Authors are aware of and reviewed numerous unpublished mineral resource estimates for portions of the Arkose Property. This information is of limited utility for making a resource estimate but is useful for identifying the location of and grade ranges for potential target mineral resources.

In the Authors’ opinions, the unpublished data and information obtained from historic exploration within portions of the Arkose Property and from adjacent properties were likely collected in a reliable manner consistent with standard industry practices at the time. However, readers are cautioned that while the published and unpublished mineral resource reports for mineral properties in the vicinity are considered relevant, the necessary work to verify those reports has not been done by the Authors.

8.4      Production History

There is a small amount of known historical in-situ test uranium production in close proximity to the Arkose Property. These production and pilot scale facilities were operated on projects within the area bounded by the Arkose Property or immediately adjacent to it. See Figure 2 for the location of these projects and Section 18, Mineral Processing and Metallurgical Testing for details.

The Arkose Property is located within the Pumpkin Buttes Mining District, which was the first commercial uranium production district in Wyoming. Uranium was first discovered in the Pumpkin Buttes in 1951. Intermittent production from some 55 small mines through 1967 produced 36,737 tons of ore containing 208,143 pounds of uranium (Breckenridge, Glass, Root, and Wendell, 1974). This early mining focused on shallow oxidized ores exploited by small open pit mines. The ore was generally transported to the Atomic Energy Commission buying station in Edgemont, South Dakota. Modern mining in the district has focused on deeper reduced ores. Areva’s Christensen Ranch and Irigaray ISR uranium mining areas and processing facilities are located within the Pumpkin Buttes Mining District, approximately 10 and 16 air miles, respectively, from the Arkose Property. These mines have completed successful ISR mining and aquifer restoration in the Wasatch formation.

9.      GEOLOGIC SETTING

9.1      Regional, Local and Property Geology

Regional, local and property surficial geology is shown on Figure 6, Geologic Map. Figures 7 and 8 provide conceptual models of the potential uranium roll front deposit across the Arkose Property.

Uranium mineralization within and adjacent to the Arkose project area are found in the Eocene Wasatch Formation. The Wasatch is a fluvial deposit composed of sandstones interlayed with claystones, siltstones, carbonaceous shale, and thin coal seams that overlies the Paleocene Fort Union Formation, another fluvial sedimentary unit. The coals mined in the Powder River Basin are found in the Fort Union Formation and regionally the Fort Union is also mined for uranium. Within a portion of the Arkose Property, the White River is present and the Wasatch or younger Quaternary alluvial deposits are exposed at the surface (see Figure 6).

The lowest mineralized sand unit of interest in the Wasatch is referred to as the 70 zone sand and successively younger units are numbered higher by increments of 10. Potential host sand units within the Arkose Property include the 70, 80, 90, 100, 110, 120, 130, and 140 sands. Various published reports have identified these sands by other names as follows: 90 has been referred to as the “2 sand”; 100 as the “1 sand”; 110 and 120 the “A sands” and 130 and 140 as the “B and C sands”. The “F sand” has also been referred to as the 150 sand but is not part of this Technical Report as it is too shallow in the Arkose Property area. Because of different naming conventions utilized between adjacent properties, for simplicity this Technical Report will refer to these sands as the 70 through 140. Each sand unit had an average thickness of approximately 70 feet. See Figure 7 for a conceptual representation of the sand horizons.

9.2      Geohydrology

The Arkose Property is located in an area of moderate topographic relief and has numerous ephemeral drainages that drain primarily to the Powder River. Small portions of the Arkose Property also drain to the Belle Fourche and Cheyenne Rivers, see Figure 3.

Mining by ISR methods has not been tested in this area for mineralized zones located above the water table. Ground water elevation data for the Arkose Property are minimal but in general, ground water levels on the property vary with the topography and are reported to be near the surface in alluvial valleys and 200 to 300 or more feet deep under adjacent ridges. Based upon data for adjacent properties (BRS, 2007), the top of the 150 Sand (or F Sand) is at or near the water table. According to water level information provided for the adjacent Moore Ranch Property (BRS, 2006) the top of the 140-150 sand is at or near the water table (approximately 200 feet deep) in some areas of that property. CBM completion reports were reviewed for water level data. Several water levels in the eastern portion of the site were at 114 feet, 175 feet and 200 feet below the ground surface. The 175 and 200 foot water levels were in the area of increased surface elevations. Generally, it is expected that water levels are approximately 200 to 300 feet deep in potentially mineable sand layers.

Recommendations in this Technical Report include implementation of hydrologic investigations and studies including pumping tests and collection of additional ground water level data and quality.

10.      DEPOSIT TYPES

Potential uranium mineralization at the Arkose Property is typical of the Wyoming roll-front sandstone deposits as described by Granger and Warren (1979), Rackley (1972), and Davis (1969). Sandstone-type deposits are irregular in shape, roughly tabular and elongate, and range from thin pods a few feet in width and length, to bodies several tens or hundreds of feet in length. The deposits are roughly parallel to the enclosing channels, but may form rolls that cut across bedding. Roll-front deposits are typified by a C-shaped morphology, in which the outside of the “C” extends down-gradient (direction of historical groundwater flow) and the tails of the “C” extend up-gradient. The tails are typically caught up in the finer sand deposits that grade into the over and underlying mudstones, whereas the heart of the roll-front (ore-grade mineralization) lies within the more permeable and porous sandstones toward the middle of the fluvial channels. Figure 8 provides a conceptual model of a typical roll front.

11.      MINERALIZATION

Using the properties adjacent to the Arkose Property as a model, mineralization is expected to be composed of amorphous uranium oxide, sooty pitchblende, and coffinite. The uranium is deposited in the matrix of detrital sand grains and within minor authigenic clays in the void spaces. The host sandstones are composed of quartz, feldspar, accessory biotite and muscovite mica, and locally occurring carbon fragments. Grain size ranges from very fine-grained sand to conglomerate. The sandstones are weakly to moderately cemented and friable. Pyrite and calcite are associated with the sands in the reduced sands. Hematite or limonite stains from pyrite are common oxidation products in the oxidized sands. Montmorillonite and kaolinite clays from oxidized feldspars are also present in the oxidized facies.

12.      EXPLORATION

The Arkose Mining Venture has not conducted any exploration on the Arkose Property. Section 13 provides a detailed explanation of the types of exploration data that were used to make the estimate of potential target mineral resources presented herein.

13.      DRILLING

The Arkose Mining Venture has not performed any exploratory drilling on the Arkose Property. The typical field methods for drilling and data acquisition for data described in the published and unpublished reports referenced herein are described below.

Uranium Exploration Drill Holes

Common practice for uranium exploration drilling is to drill bore holes vertically using approximately 5 inch diameter bits by conventional rotary drill rigs circulating drilling mud. The cuttings are typically collected over intervals of five feet and laid out on the ground in rows of 20 samples (100 feet) by the driller. The site geologist examines the cuttings in the field to determine lithology and geochemical alteration.

Upon completion of the drilling, the bore holes are logged, from the bottom of the hole upward, with a gamma-ray, self-potential, and resistivity probe by either a contract logging company or a company-owned logging truck. Data on the location of the holes drilled is collected by the field geologist with a Global Positioning System unit.

In the Authors opinions, the data collected within the Arkose Property and from adjacent properties have been collected in a reliable manner consistent with standard industry practices and the Authors have relied upon these data. However, the necessary work to verify and rectify available mineral resource reports with available lithologic logs has not been done by the Authors.

CBM Exploration/Production Wells

CBM is a methane-rich natural gas contained within underground coal seams. The gas is actually in the coal itself, rather than residing freely in open pore spaces. When water in the coal bed is pumped off, the methane gas slowly begins to be produced in the well. The well is normally drilled using conventional petroleum drilling and production technology, with certain adaptations required due to the unconventional nature of the coal seam reservoir rock. Within the Powder River Basin, CBM wells are typically drilled with air, air-mist, or water, with 7-inch casing set at the top of the producing coal seam. The holes typically range in depth from approximately 1,200 feet to 2,000 feet within the Arkose Property. The CBM wells are all drilled through the Wasatch Formation where the targeted uranium mineralization in the 70 – 140 sands exist and well below the Badger coal seam which is an important marker bed for stratigraphic correlation, see Figure 7. The CBM production target within the Arkose Property is the Big George coal seam which is approximately 70 feet to 140 feet thick in this area and approximately 400 to 1,200 feet below the potential target uranium mineralization.

Upon completion of the drilling, the holes are typically cased and cemented and then logged, from the bottom of the hole upward, with a gamma-ray log and other oil field type electric logs. CBM exploration/production development information relevant to uranium exploration are the gamma logs. Gamma logs can help identify possible uranium mineralization bearing zones. The CBM producing companies are required to file all electronic logs including the gamma log with the Wyoming Oil and Gas Commission. Drill cutting lithologic logs for CBM exploration/production wells are either not prepared or thus far have been difficult to obtain, and therefore are not available for those CBM wells within the Arkose Property at this time.

14.      SAMPLE METHOD AND APPROACH

The Arkose Mining Venture has not performed any exploration drilling, and thus no sampling and/or testing has been performed.

15.      SAMPLE PREPARATION, ANALYSES AND SECURITY

As discussed above, the Arkose Mining Venture has not performed exploration, drilling or sampling on the Arkose Property. As such, sample preparation, analyses and security are not applicable to this Technical Report.

16.      DATA VERIFICATION

The Authors reviewed CBM gamma logs for drilling that was performed by other operators within the Arkose Property. A comparison was made between available historic uranium exploration gamma logs and CBM gamma logs (at 14 locations) to develop a correlation between the logs and establish the validity of using CBM gamma data as a predictor of potential uranium mineralization. Although the comparison was inconclusive in correlating specific values, it did indicate similar gamma curve activity for similar mineralization zones in relatively nearby locations.

17.      ADJACENT PROPERTIES

Uranerz holds mineral rights to approximately 115,000 acres (approximately 46,500 hectares or 179 square miles) which are planned for development including the Arkose Property and other property in the area (i.e., Nichols, Hank Ranch, and other properties, see Figure 2). These lands are within the Pumpkin Buttes Mining District and have the potential for mineralization in the Wasatch Formation. Some of these properties are within or adjacent to areas of known mineralization and/or past production. The following table summarizes Uranerz’ land holdings in the vicinity of the Arkose Property and identifies four additional properties adjacent to the Arkose Property and owned by other operators.

Table 17-1 Adjacent Properties in Pumpkin Buttes Mining District

Property	Township	Range	Claims and Leases	Approximate Acreage
Doughstick	T43N	R76W	22	440
Collins Draw	T42/43N	R76W	58	1,160
North Rolling Pin	T43N	R76W	40	800
Hank	T43N	R75W	38	760
C-Line	T43N	R75W	40	800
Willow Creek	T43N	R76W	11	220
West North Butte	T43N	R75/76W	145	2,900
Nichols Ranch	T43N	R76W	35	700
Moore Ranch	T41/42N	R74/75W	129	3,950
Verna Ann/Niles Ranch	T44N	R74/75W	7	140
North Butte	T44N	R76W	Not Available	Not Available
Ruth	T42N	R77W	Not Available	Not Available
Ruby	T43N	R74W	Not Available	Not Available

This Technical Report addresses only the Arkose Property and not the other adjacent properties identified in the table above. However, existing reports (published and unpublished) for several of these adjacent properties (Brown 2005, 2006, 2006a, 2006b, 2007; Berglund 2006, 2007; and BRS, 2006, 2007) were used as a source of data and information to develop a reasonable model of potential target mineralization on the Arkose Property. The data obtained from these adjacent property reports include: average grade, average mineralization thickness, average mineralized trend front width, average rock density and average disequilibrium. The specific data used to develop the estimate are described in more detail in Section 19.4.3.

The Authors have not verified the information and data used from the adjacent properties and this information is not necessarily indicative of the mineralization on the Arkose Property that is the subject of this Technical Report.

Cautionary Note for U.S. Investors
This Technical Report contains information about some adjacent properties on which Uranerz has no right to explore or mine. U.S. investors are advised that the SEC’s mining guidelines strictly prohibit information of this type in documents filed with the SEC. U.S. investors are cautioned that mineral deposits on these adjacent properties are not necessarily indicative of mineral deposits on the Arkose Property.

The Authors have no material interest in the Arkose Property or adjacent properties.

18.      MINERAL PROCESSING AND METALLURGICAL TESTING

The Authors are not aware of any previous mineral processing or metallurgical testing for uranium deposits on Arkose Property. However, successful mineral processing and metallurgical pilot ISR tests have been done on at least four areas in close proximity to the Arkose Property, as described below.

1. Ruth pilot plant operated during 1982 through 1984 with 32,000 pounds of U3O8 being produced using sodium bicarbonate lixiviant. Ground water restoration was successfully accomplished to the satisfaction of the regulatory bodies as a part of this test. This operation was located in T42N, R77W Section 14 and was performed by Uranerz U.S.A., Inc.;

2. Collins Draw pilot plant operated 1980 through 1982 with approximately 15,000 pounds U3O8  being produced. Both ammonia and sodium bicarbonate leach solutions were usedindividually in adjacent well field pattern areas. This project was located in T43N, R76W Section 35 and was performed by CCI;

3. North Rolling Pin pilot plant operated during 1975 with “granular yellowcake” being produced but the quantity is unknown. This project was located in T43N, R76W Section 15; and was performed by CCI; and

4. Christensen Ranch, Willow Creek project located in T44N, R76W Section 6. Sodium bicarbonate leachate was used which ultimately evolved to a commercial operation and has produced more than two million pounds yellowcake to-date. This facility is reportedly scheduled to be restarted during 2008 and is operated by Areva.

All these metallurgical testing projects are located within the Pumpkin Buttes Mining District. Historic sand trend models, historic uranium exploration holes and CBM data suggest that these mineralized trends that were tested continue into the Arkose Property.

19.      MINERAL RESOURCE AND MINERAL RESERVES ESTIMATES

19.1      Estimate Classification

The estimate presented in this section is not an estimate of mineral resources or reserves as set out in sections 1.2 and 1.3 of NI 43-101. This Technical Report conforms to NI 43-101 Standards of Disclosure for Mineral Projects and includes estimations of potential mineral resources for further targeted exploration pursuant to NI 43-101, Section 2.3, Paragraph (2) which states that, subject to the provisions thereof, an issuer may disclose the potential quantity and grade, expressed as ranges, of a potential mineral deposit that is to be the target of further exploration.

Cautionary Statements:
The potential quantity and grade described in this Technical Report is conceptual in nature. There has been insufficient exploration to define an NI 43-101 categorized “inferred”, “indicated” or “measured” mineral resource on the Arkose Property, and it is uncertain if further exploration will result in the target being delineated as such a categorized mineral resource.

19.2      Qualified Persons

The following estimates of potential target mineral resources were completed by the following qualified persons: Don Woody, P.G. of Woody Enterprises, acting as a consultant to TREC, Inc.; and Douglas Graves, P.E., TREC, Inc. These qualified persons are independent of the Arkose Mining Venture and have no material interest in the Arkose Property or adjacent properties.

Don Woody has over 30 years of professional geology and project management experience that includes: design and implementation of mineral exploration projects, mineral reserve calculations, hydrogeologic studies, well installation and groundwater extraction and treatment.

Douglass Graves has over 30 years of professional engineering and project management experience including: site investigations, feasibility studies, design and construction for oil and gas and mining/mineral processing projects throughout the US and Russia; geotechnical investigations and design and construction of mining facilities, impoundments and reclamation.

19.3      Quantity and Grade

The Arkose Mining Venture is not currently in possession of sufficient data on the Arkose Property to support mineralization parameters required to estimate the quantity of potential mineral deposits. However, an estimate for these mineralization parameters was developed based on data and information for identified areas of significant mineralization on adjacent properties, most of which properties are owned by Uranerz, but four of which are owned by other operators. Table 19.1 summarizes the relevant uranium grade data that were used to make the estimate of potential target mineral resources presented herein. Section 19.4 describes the approach taken to develop the ranges of parameters used to make this estimate.

Cautionary Statement:
The following grade ranges as quoted in the subsequent table are based on data and reports obtained and/or prepared by Uranerz or publicly disclosed by other operators. Work necessary to independently verify the estimates has not been completed. These adjacent property estimates of uranium grade should not be relied upon.

Cautionary Note for U.S. Investors
This Technical Report contains information about some adjacent properties on which Uranerz has no right to explore or mine. U.S. investors are advised that the SEC’s mining guidelines strictly prohibit information of this type in documents filed with the SEC. U.S. investors are cautioned that mineral deposits on these adjacent properties are not necessarily indicative of mineral deposits on the Arkose Property.

Table 19-1. Average Uranium Grade Values from Adjacent Properties

Location	Grade%
Nichols Ranch	0.109
Hank	0.093
Collins Draw	0.089
W. North Butte	0.148
Doughstick	0.067
Verna Ann	0.098
Willow Creek	0.058
N. Rolling Pin	0.052
C-Line	0.057
North Butte	0.100
Ruth	0.090
Ruby	0.090
Moore Ranch	0.100

19.4      Assumptions and Methods

The Authors have used the available information, described previously and in more detail below, to develop a high, mean and low range for the estimated grade. In addition, the mean mineralization thickness, trend front width, host rock density, equilibrium factor, and quantity for the potential target mineral resources have been estimated for the Arkose Property. It has been assumed that these parameters are representative of the potential mineralization on the Arkose Property. The estimate presented herein is conceptual and will require additional exploration and evaluation to determine if recoverable mineral resources exist on the Arkose Property. These potential mineral resources will be the target of further exploration by the Arkose Mining Venture in 2008 and beyond.

The uranium quantity range estimate for the potential target mineral resources at the Arkose Property was developed by estimating:

  The projections of potential mineral trend fronts based on data from CBM exploration/production wells,

  The location and length of potential recoverable zones of mineralization along the mineral trend fronts and within identified sand layers (70 -140 sands), and

  Uranium mineralization parameters to calculate uranium quantity.

19.4.1 Projections of Potential Mineral Trend Fronts

The approximate 1,250 CBM exploration/production wells that were completed within or immediately adjacent to the Arkose Property along with other available drilling data, reports, and interpretation of that data was utilized in development of a conceptual model to identify potential mineralized trends on the Arkose Property.

The following discusses how that information, along with mineralization parameters from adjacent properties, were used to make an estimate of potential target mineral resources on the Arkose Property.

The following specific activities were undertaken to develop the estimate:

1.

Gamma logs from CBM exploration/production at the Arkose Property (see Figure 5 for CBM well locations) were used to identify potential mineral trend fronts (likely areas of uranium mineralization) and mineralized zones within various sand horizons. Figures 9 through 11 illustrate the process, by sand layer, of first identifying CBM gamma logs that indicate potential uranium mineralization (Figure 9), then developing a cross section through these hole locations (Figures 9 and 10) and finally using this information to estimate the location of potential trend front(s) and potential areas of significant mineralization. (Figure 11). The CBM gamma logs and locations were available from the Wyoming Oil and Gas Commission web site.

2.

These trend projections were then compared to published and unpublished mineral trend projections, mineral resource summaries, and historic and current mineral resource reports developed by Uranerz and others from adjacent mineral properties. Subsequently, the estimated location of the trend fronts were verified and/or refined to provide for the best fit given the available data. This process identified potential trend fronts in eight sand horizons ranging from approximately 300 to 1,100 feet in depth.

19.4.2 Potential Recoverable Zones

1.

The locations of potential recoverable mineralized areas along the length of the trends were developed for each sand layer at the Arkose Property. This process was accomplished using a known mineralized trend conceptual model outlined in historic reports and papers from adjacent and geologically similar properties. The conceptual model implies that the best locations where significant mineralization may be found is in noses or lobes of roll fronts where trends terminate and secondly along lateral roll front trend direction changes or from other hydrologic changes.

2.

The total length of these potential mineralized trends (per sand layer) was then measured (see Table 19-2). A range of potential uranium mineral resource quantities was then determined using the lengths (from nose and lateral areas) and utilizing the high and low end mineralization grades, and the mean thickness, rock density, disequilibrium, and front width as discussed below.

Table 19–2 Potential Mineralized Trend Lengths

Sand Horizon ID	Potential Mineralized Length (mi)	Total Trend Length (mi)
70	12	28
80	8	22
90	26	73
100	23	82
110	5	18
120	7	24
130	3	18
140	21	54
	Total 105 mi	319 mi

19.4.3 Mineralization Parameters

Exploration data from adjacent properties were assumed to be generally representative of geologic and geochemical conditions at the Arkose Property. These data were extrapolated and used as an analog of conditions on the Arkose Property to develop parameters needed for estimating potential grade, trend width and quantity of uranium along these potential trend fronts on the Arkose Property.

Grade

The uranium grade range was developed by averaging the four highest grades to determine the high end of the range and the four lowest grades to determine the low end of the range. Table 19-1 provides the grade values used in the analysis. As shown, the grades range from 0.052 to 0.148 percent. The high end average grade used is 0.114 percent and the low end is 0.059 percent. The mean value which includes all grade values presented in Table 19-1 is 0.089 percent.

Thickness

The mean thickness of the potential mineralization was developed from thickness data from published and unpublished reports for 12 adjacent mineralized properties. These thicknesses were developed for the reports based on uranium exploration gamma logs. For this Technical Report, the thickness was developed from the sum total of all the mineralization intercepts in any one given exploration hole above cut off grade discussed below. No thicknesses were taken from any CBM gamma logs. The thickness data ranged from a low of 5.3 feet to a high of 11.9 feet with a mean value of 8.23 feet.

Trend Front Width

The mean trend front width of the mineralization was developed from historic and current summary reports. The data from 12 adjacent mineralized properties ranged from 75 feet to 200 feet with a mean width of 126 feet.

Rock Density

The mean density of the mineralization was developed from physical testing of historic and current core samples obtained from within five adjacent property mineralized areas identified by uranium exploration drill holes. The rock density of the sandstone in various mineralized zones ranged from 15.6 cubic feet per ton of mineralized sandstone to 18.3 cubic feet per ton with a mean of 16.6 cubic feet per ton of mineralized sandstone.

Disequilibrium

Disequilibrium defines the potential disparity between uranium and its naturally occurring radioactive daughter products. This disparity occurs by either mobilization of the readily soluble uranium from its original site of deposition, leaving the less soluble daughter products behind or from a lack of significant time (approximately one million years) for the daughter products to accumulate and reach equilibrium.

Disequilibrium is an important issue because of the way uranium concentration is measured in drill holes. Uranium is measured indirectly by measuring the amount of gamma-emitting daughter isotopes in the uranium decay series, especially the daughter Bismuth-214. If some of the uranium has been removed, leaving behind its daughter isotopes, an overestimation of uranium content will be calculated. Conversely, if new uranium has been transported into the area and not had time to equilibrate, then the uranium concentration will be underestimated (CIM, 2003).

The disequilibrium ratio identified from four historic and current reports at properties adjacent to the Arkose Property ranged from 1.00 to a positive 1.07 with a mean value of positive 1.05. Although these results are favorable for chemical grade over radiometric grade uranium, the data field is small and a conservative approach has been adapted assuming an equilibrium condition of 1.0 for calculating the potential mineralization present on Arkose Property.

Published and unpublished reports for these exploration data used, cited cutoff grades of 0.02% to 0.03% and GT’s of 0.10 to 0.25 and are considered to be generally valid today.

Figure 12 presents a flow diagram that illustrates the resource estimation approach described above.

19.5      Additional Considerations That Could Materially Affect Potential Mineral Resources

As stated previously, the Arkose Property encompasses a large area (approximately 82,200 acres). The anticipated mineral exploration will further delineate locations of minerals and will affect future siting of well fields and processing facilities. Generally, the proximity of infrastructure (power, water and transportation) is within reasonable proximity of the property to support an ISR mining operation.

Although not required at this stage, mine development would require a number of permits depending on the type and extent of development, these include the NRC Source Materials License and the Permit to Mine issued by the WDEQ/LQD. These requirements are discussed in more detail in Section 6.7.

With regard to the socioeconomic and political environment, Wyoming mines have produced over 200 million pounds of uranium from both conventional and ISR mine and mill operations. The state is ranked as the number one US producer of uranium since 1994. Current Wyoming uranium production is from ISR mining operations in the Powder River Basin with approximately ten miles of this property. Wyoming is generally favorable to mine developments provided established environmental regulations are met, refer to “Wyoming Politicians, Regulators Embrace Uranium Miners with Open Arms” (Finch, 2006)

19.6      No Economic Analyses

This Technical Report has been prepared to provide an estimate of potential target mineral resources on the Arkose Property. No economic evaluation of the Arkose Property potential mineralization described herein was completed. Thus, the estimates that follow are solely estimates of potential target mineral resource pursuant to Section 2.3, Paragraph (2) of NI 43-101. Potential target mineral resources are not mineral reserves and do not have demonstrated economic viability.

19.7      Summary of Potential Target Mineral Resources on the Arkose Property

Table 19-3 summarizes the potential target mineral resource range estimate for the Arkose Property. The estimate is based on a range of grades as presented in Table 19-3 and developed as described above. As shown, the potential target mineral resource at the Arkose Property could range from approximately 41 million pounds to 79 million pounds of eU308, expressed as pounds in the ground. This estimate is based on the approach and conceptual model described above.

Table 19-3. Range of Potential Target Mineral Resources

	Average Grade (%)	Mineralized Front Length (miles)	Potential Uranium Quantity (approximate pounds)
Low Average	0.059	105	41,000,000
Mean	0.089	105	61,700,000
High Average	0.114	105	79,000,000

Note: Quantity estimates have been rounded to two significant figures.

Cautionary Statements:
The potential quantity and grade described in this Technical Report is conceptual in nature. There has been insufficient exploration to define an NI 43-101 categorized “inferred”, “indicated” or “measured” mineral resource on the Arkose Property, and it is uncertain if further exploration will result in the target being delineated as such a categorized mineral resource.

Cautionary Statement for U.S. Investors concerning estimates of potential target mineral resources:
This Technical Report is a requirement of NI 43-101 and includes estimations of potential mineral resources for further targeted exploration by the issuer disclosed pursuant to the applicable provisions of NI 43-101, as described herein. This Technical Report uses the terms “mineral resource,” “potential mineral resource”, “potential mineral deposit” and “potential target mineral resource”. U.S. Investors are advised that these terms and concepts are set out in and required to be disclosed by NI 43-101 as information material to the issuer; however, these terms and concepts are not recognized by the United States Securities and Exchange Commission (SEC) or included in the SEC’s Securities Act Industry Guide 7 entitled “Description of Property by Issuers Engaged or to be Engaged in Significant Mining Operations” (Guide 7), and these terms and concepts are normally not permitted to be used in reports and registration statements filed with the SEC. U.S. Investors should be aware that the issuer has no “reserves” as defined by Guide 7 and are cautioned not to assume that any part or all of potential target mineral resources will ever be confirmed or converted into Guide 7 compliant “reserves”. “Potential target mineral resources” are strictly uncertain as to their existence, and strictly uncertain as to their economic and legal feasibility. It cannot be assumed that all or any part of a potential target mineral resource will ever be upgraded to a higher category of certainty. Under Canadian rules, estimates of potential target mineral resources may not form the basis of feasibility or pre-feasibility studies. U.S. Investors are cautioned not to assume that all or any part of a potential target mineral resource exists, or is economically or legally mineable. Disclosure of “contained pounds” in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute Guide 7 compliant “reserves” by SEC standards as in-place tonnage and grade without reference to unit measures.

20.      OTHER RELEVANT DATA AND INFORMATION

The Authors are not aware of any additional information, data or explanation that is not disclosed in, but is relevant to, this Technical Report, or otherwise required to make this Technical Report understandable and not misleading.

21.      INTERPRETATIONS AND CONCLUSIONS

The objective of this Technical Report was to complete an estimate of potential mineral resources that will be the target of future exploration of the Arkose Mining Venture. This Technical Report summarizes the potential exploration target within the Arkose Property held by the Arkose Mining Venture in the Pumpkin Buttes Mining District of the Powder River Basin, Wyoming, via unpatented mining lode claims and mineral leases. Available data, including data from gamma logs in CBM borings, summaries of previous exploration of the Arkose Property and data from exploration of adjacent properties supports the estimate of potential target mineral resources as set out above in Section 19.7. In addition, trend lines projected from adjacent properties identify mineralized trends on the Arkose Property that are open on both ends, especially to the southern extent. In the opinion of the Authors, the Arkose Property represents a high quality exploration target with the potential for confirming NI 43-101 categorized uranium mineral resources, which warrants and will require exploration drilling, sampling and testing of the potential target areas by the Arkose Mining Venture.

The potential quantity and grade described in this NI 43-101 Technical Report is conceptual in nature and does not meet the NI 43-101 classification of “measured”, “indicated” or “inferred” mineral resources as defined by NI43-101 and the Canadian Institute of Mining, Metallurgy and Petroleum Definitions Standards incorporated by reference therein, and that the potential quantity and grades presented are based on a lower level of certainty than the “inferred” mineral resource category of NI 43-101. Neither Uranerz nor the Authors are representing in this Technical Report that the potential target mineral resources discussed herein and recommended for further exploration by Uranerz on the Arkose Property are NI 43-101 categorized mineral resources as defined in Section 1.2 of NI 43-101. Further, no economic evaluation of the potential uranium exploration target for the Arkose Property was completed by the Authors.

22.      RECOMMENDATIONS

The next stage will be for Arkose Mining Venture to implement its own exploration of the property. Uranerz, as manager of the Arkose Mining Venture, plans to operate up to five drill rigs on the Arkose Property to implement an aggressive 2008 exploration drilling program, with part of the initial drilling program targeted to explore resource and mineralization extensions near or adjacent to at least three Uranerz projects known to have uranium mineralization: Nichols Ranch, Doughstick and Collins Draw. Please refer to the news release issued by Uranerz on January 16, 2008 for further details regarding the acquisition of the Arkose Property and the proposed 2008 exploration drilling program.

In the opinions of Douglass Graves, P.E. and Don Woody, P.G., the Arkose Property is of merit and warrants the proposed 2008 exploration program. In connection therewith, the Authors make the following recommendations and estimations:

  Test by drilling, the potential mineralized trends within the horizons and at the locations indicated by CBM exploration/production well data and historic uranium exploration information. Estimated Cost of $8 million to $10 million.
  Determine equilibrium conditions for each mineralized horizon by collecting and assaying representative core samples and comparing these results statistically to the radiometric data from the cored intervals. Estimated Cost of $90,000 to $150,000.
  Complete metallurgical studies and investigations. Estimated Cost of $175,000 to $250,000.
  Implement hydrologic investigation and studies including pump testing and determination of groundwater levels and quality. Estimated Cost of $275,000 to $475,000.
  Prepare NI 43-101 mineral resource reports.

23.      REFERENCES

Bailey and Childers, Applied Mineral Exploration with Special Reference to Uranium, 1977.

Brown, Kurtis, Uranerz Report, August, 2005, North Butte Uranium Ore Reserve Estimate on the Shook, Don, & Uranerz Claims.

Brown, Kurtis, Uranerz Report, February, 2006, Geology and Uranium Reserves, Nichols Ranch Claims, Wyoming.

Berglund, Al, March 31, 2006, Willow Creek Project, Uranium Resource Estimation.

Berglund, Al, March 2, 2007, North Rolling Pin Project, Uranium Resource Estimation.

Breckenridge, Roy M., Glass, Gary B. Forrest, K. Root, and Wendell, William G., Geologic Map Atlas and Summary of Land, Water, and Mineral Resources, Campbell County, Wyoming, Published by the Geological Survey of Wyoming.

Brown, Kurtis, Uranerz Report, April, 2006a, Geology and Uranium Reserves, Hank Claims, Wyoming.

Brown, Kurtis, Uranerz Report, September, 2006b, Geology and Uranium Reserves of the Collins Draw Claims, Pumpkin Buttes, Wyoming.

Brown, Kurtis, Uranerz Report, January, 2007, Geology and Uranium Reserves of the Doughstick, Pumpkin Buttes, Wyoming

BRS, Inc. Uranerz Report, September, 2007, Nichols Ranch Uranium Project, Mineral Resource Report.

BRS, Inc. Energy Metals Corporation Report, June, 2006, Moore Ranch Uranium Project, Mineral Resource Report.

CIM, 2003, CIM Definition Standards On Mineral Resources and Mineral Reserves for 43-101 and 43-101F Reporting; available on the CIM website: Canadian Institute of Mining Council, Adopted November 14, 2004, 10p.

Davis, James F., Uranium Deposits of the Powder River Basin, 1969, Contributions to Geology, Wyoming Uranium Issue, University of Wyoming.

Finch, James, Wyoming Politicians, Regulators Embrace uranium Miners with Open Arms, March 7, 2006, Stock Interview.com

Granger, H.C. and Warren, C.G. (USGS), Zoning in the altered tongue with roll-type uranium deposits, 1979, IAEA-SM-183/6.Payne, 2007, Kirkwood Presentation of Potential Mineralization of the NAMMCO Mineral Properties.

Rackley, R.I., Environment of Wyoming Tertiary Uranium Deposits, 1972, AAPG Bulletin Vol. 56, No. 4.

Golder Associates, Report to Cleveland Cliffs Iron Company on Hydrology Baseline and Impact Study for the Proposed North Butte Underground Mine, Volume 4, Exhibit A. December 1979.

WOGCC, Wyoming Oil and Gas Commission, scanned logs, WOGCC web site.

24.      DATE AND SIGNATURE PAGE - CERTIFICATIONS

I, Douglass Graves, P.E., do hereby certify that:

1.	I am a principal owner and the president of TREC Inc., 1800 West Koch, Suite 6, Bozeman, Montana, USA .
2.	I graduated with a Bachelor of Science degree in Civil Engineering from Montana State University in 1982.
3.	I am a licensed Professional Engineer in Wyoming and other States and a member of the Society of Mining, Metallurgy and Exploration.
4.	I have worked as an engineer for a total of over 30 years.
5.

I have read the definition of “qualified person” set out in National Instrument 43- 101 and certify that by reason of my education, professional registration, and past relevant work experience, I fulfill the requirements to be a “qualified person” for the purposes of NI 43-101.

6.

I am the co-author and am responsible for the preparation of the Technical Report entitled “Technical Report on the Arkose Mining Venture Project, Campbell and Johnson Counties, Wyoming, U.S.A” dated February 27, 2008.

7.	I last visited the Arkose Property on December 18, 2007, as stated in Section 4.5 of the Technical Report, and have had no prior involvement with the Arkose Property.
8.

As of the date hereof, to the best of my knowledge, information and belief, the Technical Report contains all scientific and technical information that is required to be disclosed to make the Technical Report not misleading.

9.	I am independent of the issuer applying all of the tests in NI 43-101.
10.	I have read NI 43-101 and Form 43-101F1, and the Technical Report has been prepared in compliance with same.
11.	I consent to the filing of the Technical Report with any stock exchange and other regulatory authority.

Original Signed as of
February 27, 2008

“Douglass Graves”

Douglass Graves, P.E.

I, Donald Woody, P.G., do hereby certify that:

12.	I am the principal owner and president of Woody Enterprises, 9005 Sypes Canyon Road, Bozeman, Montana, USA .
13.	I graduated with a Bachelor of Science degree in Geology from Utah State University in 1976.
14.	I am a licensed Professional Geologist in Florida and Indiana and a member of the American Institute of Professional Geologists.
15.	I have worked as a professional geologist for a total of 32 years.
16.

I have read the definition of “qualified person” set out in National Instrument 43- 101 and certify that by reason of my education, professional registration, and past relevant work experience, I fulfill the requirements to be a “qualified person” for the purposes of NI 43-101.

17.

I am the co-author and am responsible for the preparation of the Technical Report entitled “Technical Report on the Arkose Mining Venture Project, Campbell and Johnson Counties, Wyoming, U.S.A” dated February 27, 2008.

18.	I last visited the Arkose Property on December 18, 2007, as stated in Section 4.5 of the Technical Report, and have had no prior involvement with the Arkose Property.
19.

As of the date hereof, to the best of my knowledge, information and belief, the Technical Report contains all scientific and technical information that is required to be disclosed to make the Technical Report not misleading.

20.	I am independent of the issuer applying all of the tests in NI 43-101.
21.	I have read NI 43-101 and Form 43-101F1, and the Technical Report has been prepared in compliance with same.
22.	I consent to the filing of the Technical Report with any stock exchange and other regulatory authority.

Original Signed as of
February 27, 2008

“Donald Woody”

Donald Woody, P.G.

25.      ILLUSTRATIONS

WY
WYOMING
Casper
ARKOSE
PROPERTY
NOT TO SCALE
44N-77W
44N-76W
44N-75W
43N-77W
43N-76W
43N-75W
42N-77W
42N-76W
42N-75W
41N-77W
41N-76W
41N-75W

TREC, Inc.
Engineering & Environmental Management
341 East "E" Street
Suite 200
Casper, WY, 82601
Phone (307)265-0696
Fax (307)265-2498
www.treccorp.com

ARKOSE MINING VENTURE PROJECT TECHNICAL REPORT

CAMPBELL & JOHNSON COUNTIES, WY

PREPARED FOR:
URANERZ ENERGY CORP.
CASPER, WY

DRAWN BY: JPF
CHECKED BY: JMA
APPROVED BY: DHG

ARKOSE PROPERTY
STATE OF WYOMING
LOCATION MAP

REV. #	DESCRIPTION	BY	DATE
0	INITIAL DRAFT	JPF	01/25/08

FIGURE 1

WEST NORTH BUTTE
NORTH BUTTE
VERNA ANN
NILES RANCH
44N-77W
44N-76W
44N-75W
NORTH NICHOLS
NICHOLS RANCH UNIT PERMIT BOUNDARY
WILLOW CREEK
HANK UNIT PERMIT BOUNDARY
NORTH BING
RUBY
NORTH ROLLING PIN
43N-77W
43N-76W
43N-75W
DOUGHSTICK
C-LINE
COLLINS DRAW
RUTH ISR TEST MINE
JOHNSON COUNTY
CAMPBELL COUNTY
42N-77W
42N-76W
42N-75W
42N-74
41N-77W
41N-76W
41N-75W
41N-74
LEGEND
CLAIMS & LEASES– ARKOSE
CLAIMS– COGEMA
CLAIMS– ENERGY METALS
CLAIMS– POWER RESOURCES
CLAIMS– URANERZ
387 MAJOR ROADS
MINOR ROADS
N
6250'
0
12,500'
VERIFY SCALE
SCALE 1": 12,500'

TREC, Inc. Enviromental Management Consultants 341 East "E" Street Suite 200 Casper WY, 82601 Phone (307)265-0696 Fax (307)265-2498 www.treccorp.com	ARKOSE MINING VENTURE PROJECT TECHNICAL REPORT CAMPBELL & JOHNSON COUNTIES, WY PREPARED FOR: URANERZ ENERGY CORP. CASPER, WY	DRAWN BY: JPF CHECKED BY: JMA APPROVED BY: DHG	ARKOSE PROPERTY CLAIM AND MINERAL LEASE MAP

REV. #	DESCRIPTION	BY	DATE	FIGURE
0	INITIAL DRAFT	JPF	02/21/08	2

USGS
Montana
Wyoming
ARKOSE PROPERTY
Caballo Creek
Belle Fourche River
Powder River Basin (part)
JOHNSON COUNTY
NATRONA COUNTY
CAMPBELL COUNTY
CONVERSE COUNTY
Cheyenne River
0 15 30Miles
Belle Fourche Drainage Basin
Cheyenne River Drainage Basin
Powder River Drainage Basin
Tongue River Drainage Basin
FROM USGS

http://pubs.usgs.gov/of/2001/ofr-01-126/fig19.jpg

N

TREC, Inc.
Engineering & Environmental Management
341 East "B" Street
Suite 200
Casper, WY, 82601
Phone (307)265-0696
Fax (307)265-2498
www.treccorp.com

ARKOSE MINING VENTURE PROJECT
TECHNICAL REPORT
CAMPBELL & JOHNSON COUNTIES, WY

PREPARED FOR:
URANERZ ENERGY CORP.
CASPER, WY

DRAWN BY: JPF
CHECKED BY: JMA
APPROVED BY: DHG

ARKOSE PROPERTY
DRAINAGE BASINS
LOCATION MAP

REV. #	DESCRIPTION	BY	DATE
0	INITIAL DRAFT	JPF	02/22/08

FIGURE 3

North Butte
South Middle Butte

ARKOSE PROPERTY

N

6250' 0 12,500'

VERIFY SCALE

SCALE 1": 12,500'
CONTOUR INTERVAL : 20m

TREC, Inc.
Environmental Management Consultants
341 East "E" Street
Suite 200
Casper WY, 82601
Phone (307)265-0696
Fax (307)265-2498
www.treccorp.com

ARKOSE MINING VENTURE PROJECT TECHNICAL REPORT
CAMPBELL & JOHNSON COUNTIES, WY

PREPARED FOR:
URANERZ ENERGY CORP.
CASPER, WY

DRAWN BY: JPF
CHECKED BY: JMA
APPROVED BY: DHG

ARKOSE PROPERTY TOPOGRAPHIC MAP

REV. #	DESCRIPTION	BY	DATE
0	INITIAL DRAFT	JPF	02/22/08

FIGURE 4

WINDSOR
BLACK DIAMOND
YATES
ANADARKO
WILLAMS
BARRETT
ANADARKO
LANCE
XTO
WILLAMS
BLACK DIAMOND
OUTSIDE LIMITS ARKOSE PROPERTY
BARRETT
YATES
DEVON
N
6,250'
0
12,500'
VERIFY SCALE
SCALE 1": 12,500'
1254 COAL BED METHANE EXPLORATION HOLE LOCATIONS SHOWN WITHIN THE ARKOSE PROPERTY

TREC, Inc.
Enviromental Management Consultants

341 East "E" Street
Suite 200
Casper WY, 82601
Phone (307)265-0696
Fax (307)265-2498
www.trecorp.com

ARKOSE MINING VENTURE PROJECT TECHNICAL REPORT
CAMPBELL & JOHNSON COUNTIES, WY

PREPARED FOR:
URANERZ ENERGY CORP.
CASPER, WY

DRAWN BY:	JPF
CHECKED BY:	JMA
APPROVED BY:	DHG

REV. #	DESCRIPTION	BY	DATE
0	INITIAL DRAFT	JPF	02/22/08

FIGURE 5

USGS
108
106
104
Yellowstone R
Miles City A
River
Tongue
River
Tfu
North Dakota
South Dakota
46
Powder River Basin
0 20 Miles
Big Horn
Sheridan
Montana
Wyoming
45
Tw
Tftr
FROM USGS:
Http://pubs.usgs.gov/of/2001/ofr-01-126/fig2.jpg
Tfl
Bighorn Mountains
Powder
44
Pumpkin Buttes
Twr
ARKOSE PROPERTY
Johnson
Campbell
Converse
Tisdale Mountain
Casper Arch
Qal
Tw
Tfl
Tft
Casper and Laramie Mountains
Hartville Uplift
Qal Quaternary alluvium
Twr Tertiary White River Formation
Tw Tertiary Wasatch Formation
Tftr Tertiary Tongue River Member of the Fort Union Formation
Tftl Undifferentiated Tongue River and Lebo Shale Members
Tfl Tertiary Lebo Shale Member of the Fort Union Formation
Tft Tertiary Tullock Member of the Fort Union Formation
Tfu Undifferentiated Fort Union Formation
Surface mines
N

TREC, Inc.
Engineering & Environmental Management
341 East "E" Street
Suite 200
Casper, WY, 82601
Phone (307)265-0696
Fax (307)265-2498
www.treccorp.com

ARKOSE MINING VENTURE PROJECT TECHNICAL REPORT
CAMPBELL & JOHNSON COUNTIES, WY

PREPARED FOR:
URANERZ ENERGY CORP.
CASPER, WY

DRAWN BY: JPF | CHECKED BY: JMA | APPROVED BY: DHG

ARKOSE PROPERTY GEOLOGIC MAP

REV. #	DESCRIPTION	BY	DATE
0	INITIAL DRAFT	JPF	01/25/08

FIGURE 6

South
North
0'
1,000'
140 Sand
130 Sand
120 Sand
110 Sand
100 Sand
90 Sand
Badger Coal
80 Sand
70 Sand
Big George Coal
Alteration Tongues

TREC, Inc.
Engineering & Enviromental Management

341 East "E" Street
Suite 200
Casper WY, 82601
Phone (307)265-0696
Fax (307)265-2498
www.treccorp.com

ARKOSE MINING VENTURE PROJECT TECHNICAL REPORT
CAMPBELL & JOHNSON COUNTIES, WY

PREPARED FOR:
URANERZ ENERGY CORP.
CASPER, WY

DRAWN BY: JPF
CHECKED BY: JMA
APPROVED BY: DHG

CONCEPTUAL MODEL AREA WIDE ROLL-FRONT ALTERATION

REV. #	DESCRIPTION	BY	DATE
0	INITIAL DRAFT	JPF	02/12/08

FIGURE 7

CONCEPTUAL MODEL OF
URANIUM ROLL FRONT DEPOSIT
(After Devoto, 1978)
Semi-permeable Rocks
Permeable Rocks
Regionally
Reduced
Hematitic Core
Roll Front
Groundwater Flow
Semi-permeable Rocks
Hematitic Core
Alteration Envelope
Ore-Stage Uranium
Ore-Stage Pyrite
Reduced Sandstone
Hematite
Magnetite
Siderite
Sulfur-S°
Ferroselite
Goethite
Uraninite
Pyrite
FeS
Selenium
Ilsmannite
Molybdenite
Pyrite
Jordisite
Calcite
Pyrite
Jordisite
Calcite

TREC, Inc.
Engineering & Enviromental Management
341 East "E" Street
Suite 200
Casper WY, 82601
Phone (307)265-0696
Fax (307)265-2498
www.treccorp.com

ARKOSE MINING VENTURE PROJECT
TECHNICAL REPORT
CAMPBELL & JOHNSON COUNTIES, WY

PREPARED FOR:
URANERZ ENERGY CORP.
CASPER, WY

DRAWN BY: JPF
CHECKED BY: JMA
APPROVED BY: DHG

CONCEPTUAL MODEL
URANIUM ROLL-FRONT DEPOSIT

REV. #	DESCRIPTION	BY	DATE
0	INITIAL DRAFT	JPF	2/12/08

FIGURE 8

1
2
3
4
5
6
7
8
9
Oil and Gas Wells
Non Mineralized
100 Sand Layer
Mineralized
Cross Sections
0 Miles 1

TREC, Inc.
Engineering & Enviromental Management
341 East "E" Street
Suite 200
Casper WY, 82601
Phone (307)265-0696
Fax (307)265-2498
www.treccorp.com

ARKOSE MINING VENTURE PROJECT TECHNICAL REPORT
CAMPBELL & JOHNSON COUNTIES, WY

PREPARED FOR:
URANERZ ENERGY CORP.
CASPER, WY

DRAWN BY: JPF
CHECKED BY: JMA
APPROVED BY: DHG

CONCEPTUAL POTENTIAL MINERALIZED AREAS AND CROSS SECTION LOCATION (BASED ON CBM GAMMA LOG DATA)

REV. #	DESCRIPTION	BY	DATE
0	INITIAL DRAFT	JPF	02/22/08

FIGURE 9

Northwest
Southeast
HOLE NUMBER
1
2
3
4
5
6
7
8
9
SAND LAYER
100
90
80
70
Badger Coal

TREC, Inc.
Engineering & Enviromental Management

341 East "E" Street
Suite 200
Casper WY, 82601
Phone (307)265-0696
Fax (307)265-2498
www.treccorp.com

ARKOSE MINING VENTURE PROJECT TECHNIAL REPORT
CAMPBELL & JOHNSON COUNTIES, WY

PREPARED FOR:
URANERZ ENERGY CORP.
CASPER, WY

DRAWN BY:	JPF
CHECKED BY:	JMA
APPROVED BY:	DHG

CROSS SECTION OF CBM GAMMA LOGS (BASED ON CBM GAMMA LOG DATA)

REV. #	DESCRIPTION	BY	DATE
0	INITIAL DRAFT	JPF	02/22/08

FIGURE 10

Oil and Gas Wells
Non Mineralized
100 Sand Layer
Mineralized
Front
0 Miles 1

TREC, Inc.
Engineering & Enviromental Management
341 East "E" Street
Suite 200
Casper WY, 82601
Phone (307)265-0696
Fax (307)265-2498
www.treccorp.com

ARKOSE MINING VENTURE PROJECT TECHNICAL REPORT
CAMPBELL & JOHNSON COUNTIES, WY

PREPARED FOR:
URANERZ ENERGY CORP.
CASPER, WY

DRAWN BY: JPF
CHECKED BY: JMA
APPROVED BY: DHG

POTENTIAL GEOCHEMICAL FRONT AND MINERALIZED AREAS BASED ON CBM GAMMA LOG DATA

REV. #	DESCRIPTION	BY	DATE
0	INITIAL DRAFT	JPF	02/22/08

FIGURE 11

Figure 12 Potential Resource Estimation Approach - Flow Diagram

Within Arkose Property
From Adjacent Properties
AVAILABLE DATA
Historic CBM Exploration Data – Gamma Logs
Historic Uranium Exploration Data
Historically Located Geochemical Fronts
Mineral Resource Reports Mineralization Data
DEVELOP
COMPARE
DEVELOP
Geochemical Fronts/ Mineralized Zones For Each Sand Layer
Summary Table of Mineralization Data/Parameters (Table 19-1)
DEVELOP
EXTRAPOLATE TO ARKOSE PROPERTY
ARKOSE MODEL
Refined Geochemical Front Based upon Comparison
Low End Mineralization Parameters
High End Mineralization Parameters
IDENTIFY
Lengths of Potentially Significant Mineralization along Front (Table 19-2)
CALCULATE
POTENTIAL MINERAL RESOURCE ESTIMATE RANGE
Potential Low End Quantity (Table 19-3)
Potential High End Quantity (Table 19-3)

Cautionary Statement:

The potential quantity and grade described in this report is conceptual in nature. There has been insufficient exploration to define a mineral resource and it is uncertain if further exploration will result in the target being delineated as a mineral resource.

TREC, Inc.
Engineering & Environmental Management

341 East "E" Street Suite 200
Casper WY, 82601
Phone (307)265-0696
Fax (307)265-2498
www.treccorp.com

ARKSOE MINING VENTURE PROJECT
TECHNIAL REPORT
CAMPBELL & JOHNSON COUNTIES, WY

PREPARED FOR:
URANERZ ENERGY CORP.
CASPER, WY

DRAWN BY: JPF
CHECKED BY: JMA
APPROVED BY: DHG

POTENTIAL RESOURCE ESTIMATION APPROACH - FLOW DIAGRAM

REV. #	DESCRIPTION	BY	DATE
0	INITIAL DRAFT	JPF	02/22/08

FIGURE 12